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                                  EXHIBIT 10.6



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January 19, 2000



KNIGHTRIDER INVESTMENTS LIMITED, hereby agrees to LOAN Converge Global, Inc., $200,000 (two hundred thousand USD) for a period of one year starting on April 15, 2000. The annual interest on the loan will be 8% to be paid annually. In the event that the note is not paid back by April 15, 2001, it will convert into an equity position at a 30% discount to the previous days closing bid on Converge Global.



/s/ Mr. John King                               /s/ Mr. Imran  Husain
---------------------                          ---------------------
Managing Director                               CEO
Knightrider Investments, Ltd.                   Converge Global, Inc.